EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in this Registration Statement of Galey & Lord, Inc. on Form S-4 of our report dated January 29, 1998, with respect to the combined financial statements of the Apparel Fabrics Business of Dominion Textile Inc. for the year ended June 30, 1997 ("our Report"), appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Experts" in such Prospectus.



                                                           DELOITTE & TOUCHE
                                                         Chartered Accountants

Montreal, Quebec
April 2, 1998